UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

AMERICAN RENAL HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-170376	04-3477845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Cherry Hill Drive

Beverly, Massachusetts 01915

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (978) 922-3080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, the Board of Directors (the “Board”) of American Renal Holdings Inc. (the “Company”) elected Joseph A. Carlucci as Chairman of the Board to replace Christopher T. Ford, who (x) retired as an employee of American Renal Management, LLC, an indirect, wholly-owned subsidiary of the Company, on May 8, 2012, and (y) ceased serving as the Company’s Chairman of the Board on May 15, 2012. Mr. Carlucci, age 58, a founder of the Company, will continue as Chief Executive Officer of the Company. None of Mr. Carlucci’s compensation arrangements with the Company was modified as a result of his election as Chairman of the Board.

On May 15, 2012, the Board also elected John J. McDonough as a director to fill the vacancy left by the departure of Mr. Ford from the Board. Mr. McDonough, age 48, will continue as Chief Operating Officer of the Company. None of Mr. McDonough’s compensation arrangements with the Company was modified as a result of his election as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL HOLDINGS INC.

Date: May 18, 2012	By:	/s/ Michael R. Costa
Michael R. Costa
Vice President, General Counsel and Secretary